As filed with the Securities and Exchange Commission on August  15, 2001
                                                    Registration No. 333-
================================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                         ------------------------------


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------
                                 EUROTECH, LTD.
             (Exact name of registrant as specified in its charter)
                          -----------------------------
   District of Columbia                                         33-0662435
(State or jurisdiction of                                     (I.R.S. Employer
incorporation or organization)                               Identification No.)

                 10306 Eaton Place, Suite 220, Fairfax, VA 22030
                                 (703) 352-4399
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         -------------------------------
          Don V. Hahnfeldt                       Copies of communications to:
President and Chief Executive Officer                Max A. Stolper, Esq.
    10306 Eaton Place, Suite 220             Leonard Hurt Frost Lilly & Levin PC
          Fairfax, VA 22030                     1701 K Street, N.W., Suite 300
           (703) 352-4399                         Washington, DC 20006-1522
(Name, address, including zip code, and                (202) 223-2500
telephone number, including area code,
of agent for service)
                         ------------------------------
Approximate dates of proposed sales to the public: From time to time after this Registration Statement becomes effective.
                         -------------------------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuing basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


See continuation page for Calculation of Registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

       [continuation page to registration statement 333-41302 cover page]

                                          CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ---------------------- ---------------------- -----------------------
Title of each class                              Proposed maximum       Proposed maximum
of  securities  to        Amount to be           offering price         aggregate              Amount of
be registered             registered(1)          per unit               offering price         registration fee
------------------------- ---------------------- ---------------------- ---------------------- -----------------------
Common Stock,
 .00025 par value                20,000,000                $0.51(2)            $10,200,000            $2,550.00
------------------------- ---------------------- ---------------------- ---------------------- -----------------------
                   Total                                                                             $2,550.00
------------------------- ---------------------- --------------------------------------------- -----------------------
                                                 Paid with this filing                               $2,550.00
------------------------- ---------------------- --------------------------------------------- -----------------------

(1) In accordance with Rule 416(a), this Registration Statement also covers a presently indeterminable number of additional shares that may become issuable as a result of the operation of the anti-dilution provisions of the warrants upon the exercise of which some of the registered shares are issuable.

(2) Calculated in accordance with Rule 457(c), based on the average of the high and low prices reported on the American Stock Exchange at the close of business on August 10, 2001.

      PROSPECTUS

                        20,000,000 SHARES OF COMMON STOCK

                                       OF

                                 EUROTECH, LTD.

         This Prospectus relates to the offering of possible resales at market of shares of our outstanding common stock by one of our existing shareholders, specifically shares that this shareholder does not now own but is entitled to acquire pursuant to "repricing" agreements. Any proceeds that this shareholder may realize from the sale of shares in excess of the price that it paid for them, could be considered underwriting discounts or commissions. We will not receive any proceeds from the sale of these shares.

         Our common stock is listed and traded on the American Stock Exchange under the symbol "EUO."

         We will bear all expenses, other than selling commissions and fees in connection with sales by the selling shareholder, of the registration and sale of the shares being offered by this Prospectus.

                             ----------------------

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" STARTING ON PAGE 6.

                             ----------------------

             NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS
         APPROVED OR DISAPPROVED OUR SECURITIES OR DETERMINED THAT THIS
                      PROSPECTUS IS TRUTHFUL OR COMPLETE.
                 IT'S ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                             ----------------------

                                  August , 2001

                               PROSPECTUS SUMMARY

      The following summary contains basic information about Eurotech and this Prospectus. It likely does not contain all the information that is important to you. For a more complete understanding, we encourage you to read the entire document and the documents referred to in this Prospectus, including the financial statements and related notes included in the reports that we file with the SEC. In this Prospectus, the words "EUROTECH," "Company," "we," "our," and "us" refer to Eurotech, Ltd.

         While Woodward LLC is using this prospectus, Woodward LLC and other selling shareholders may be using another prospectus issued by us on February 14, 2001 and amended August 15, 2001, pursuant to which they may be offering an aggregate of 10,307,182 of our outstanding shares held by them at the date of this prospectus or issuable to them upon the exercise of warrants held by them. That prospectus, as amended, also discloses that we have made arrangements with two investors to sell to them the 3,000,000 shares that we said in our original February 14, 2001 prospectus might be offered directly by us.


THE COMPANY

      EUROTECH is a development stage technology transfer, holding, marketing and management company formed to commercialize new or existing but previously unrecognized technologies. Our current emphasis is on technologies developed by prominent foreign-based research institutes and individuals. To date we have not yet realized any significant revenues from operations and, since organization through June 30, 2001, we have accumulated net losses totaling $45,094,401.

      Since our formation, we have acquired selected technologies through equity investments, assignments and licensing arrangements. We are concentrating our financial and human resources on the commercialization of those technologies that we have determined offer the most immediate promise in terms of size of market and potential market acceptance, specifically EKOR(TM) , HNIPU and FIRESIL(TM). Our other technologies, which are at various stages of commercialization, are described in the "Business" section of our most recent annual report on Form 10-K.

         EKOR(TM) is a silicon-based material to be used for the containment of ecologically hazardous radioactive materials. EKOR(TM) has been accepted by the Ukrainian authorities for remediation work on Chernobyl Reactor No. 4. During 2000, we successfully completed the transfer to our California-based manufacturing partner of the technology to produce various commercial forms of EKOR(TM). In the second quarter of 2001, we performed bench-scale tests at three U.S. Department Of Energy (DOE) sites and received one order ($7,500) for a full demonstration at a facility being remediated by DOE in New York State. We also received a small order ($1,000) for EKOR(TM) to be used for repair of a commercial facility in Virginia. We accepted delivery of the first set of application equipment in June, and this system is scheduled for a full demonstration of EKOR(TM) at a DOE facility in Colorado in August. The response to the capabilities of EKOR(TM) products has been extremely positive, and negotiations are in progress for project usage at a number of DOE sites. Development of new EKOR(TM) products such as Foam is progressing on schedule for debut later in 2001. We continue to look forward to beginning to see significant revenue from EKOR(TM) sales in 2001.

         HNIPU and FIRESIL(TM) represent the two other main areas of focus. Specifically, our business plan concerning HNIPU, a hybrid polyurethane that can be incorporated into commercial coating, paints and adhesives, is to reach an agreement with a U.S.-based binder production facility to which the technology for making HNIPU precursors could be transferred. The resulting products would then be marketed to paint and coating manufacturers for incorporation into polyurethane paints, coatings and adhesives. FIRESIL(TM), an environmentally compatible fire-stop material, is now being actively marketed in the government sector and construction industry as a possible replacement for other hazardous fire- retardant products. For our other technologies we have not yet implemented a commercial plan, but we are in continual discussion with potential users to assess price and demand, and we are considering a variety of manufacturing and marketing options.

      Through license agreements, we have exclusive worldwide rights to EKOR(TM). As for the other technologies described in our annual report, we either own them outright or we control the respective Israeli companies that own them. In each case, we have both the exclusive right and the opportunity to license the respective technology to manufacturers in various parts of the world that may wish to apply them to diversify their product lines or to arrange for the manufacture of products incorporating these technologies and the sale of the resulting products.

         Our executive office is located at 10306 Eaton Place, Suite 220, Fairfax, Virginia 22030 and our telephone number is (703) 352-4399.


THE OFFERING

Common Shares that May Be Offered by the
  Selling Shareholder................................       20,000,000 shares of common stock.

Common Shares Shown As Outstanding at June 30,
  2001...............................................       56,548,610 shares of common stock.

Common Shares that May be Outstanding
  After Offering (1).................................       72,158,610 shares of common stock.

Use of Proceeds......................................       We will not receive any proceeds from the sale of
                                                            any of the shares that may be sold by the selling
                                                            shareholder.

Risk Factors.........................................       The common stock offered by this Prospectus is
                                                            speculative and very risky. You should carefully
                                                            consider the risk factors contained in this
                                                            Prospectus before investing. See the Risk Factors
                                                            section for a more complete discussion of the
                                                            risks associated with investment in EUROTECH
                                                            shares.


 (1)   Common shares shown as outstanding at June 30, 2001                                        56,548,610

       Add:   Common shares sold by us to investors in August 2001                                 3,000,000

       Add:   Common shares issuable by us upon the exercise of warrants that may be offered by exercising warrant holders, including Woodward LLC, by use of
              our prospectus dated February 14, 2001, as amended                                   1,110,000

       Add:   Additional common shares hypothetically issuable to Woodward LLC upon
              "repricing" of shares held by that investor                                         20,000,000

       Subtract:  Common shares reserved for Woodward LLC "repricing" that are
              included in common shares shown as outstanding at June 30, 2001                      8,500,000

       Common Shares that May be Outstanding After Offering, assuming issuance of all shares reserved for issuance upon exercise of warrants and as a result of repricings, and that may be offered by Selling
              Shareholders pursuant to this Prospectus and our prospectus dated
              February 14, 2002, as amended                                                       72,158,610


                  EXPLANATION ABOUT FORWARD-LOOKING INFORMATION

         This Prospectus, including information contained in documents that are incorporated by reference in this Prospectus, contains "forward-looking statements," as that term is defined by federal securities laws, that relate to our financial condition, results of operations, plans, objectives, future performance and business. These statements are frequently preceded by, followed by or include the words "believes," "expects," "anticipates," or similar expressions. These forward-looking statements involve certain risks and uncertainties, and whether those risks and uncertainties occur or develop adversely, our actual results may differ materially from those contemplated by such forward-looking statements. In the section of the Prospectus entitled "Risk Factors" we have summarized a number of the risks and uncertainties that could affect the actual outcome of the forward-looking statements included in this Prospectus. We advise you not to place undue reliance on such forward-looking statements in light of the material risks and uncertainties to which they are subject.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk and should not be made by persons who cannot afford the loss of their entire investment. You should carefully consider the risks described below in addition to the other information presented in this Prospectus or incorporated by reference into this prospectus before deciding to invest in the stock covered by this Prospectus.


WE MAY RUN OUT OF MONEY BEFORE WE BEGIN TO GENERATE CASH FLOW FROM OPERATIONS AND THUS BE FORCED OUT OF BUSINESS.

      If we are unable to generate the cash flow that we need to meet our obligations and pay our current expenses, we would have to go out of business, leaving little or no value for our shareholders. In the course of the past two years, in an effort to achieve operating revenues, we have added considerably to the level of current expenses by renting a larger office and adding to our team of both salaried personnel and consultants. In addition, as of June 30, 2001 we still owed $3,000,000 principal amount on account of the convertible debentures that we issued in 1998, which may not be converted if the market price of our outstanding common stock is below the debentures' $2.00 conversion price floor. Again, depending on the market price of our outstanding common stock, further financing may cease to be available or be available only on terms that result in an unacceptable level of dilution.


YOU RISK THAT WE MAY NOT BE ABLE TO SELL SUFFICIENT QUANTITIES OR PROFITABLY COMMERCIALIZE EKOR(TM) AND THAT WE MAY NOT BE ABLE TO PROFITABLY COMMERCIALIZE OUR OTHER TECHNOLOGIES. IF WE ARE UNABLE TO GENERATE REVENUES FROM SOME SOURCE, WE WOULD HAVE TO GO OUT OF BUSINESS AND YOUR INVESTMENT IN US COULD BE LOST.

         If we can neither sell EKOR(TM) nor find a way to profitably commercialize any of our other technologies, we would have to go out of business and your investment in us would be lost. Even if orders are forthcoming, from the Department of Energy, from the Chernobyl Shelter Project in Ukraine or elsewhere, we do not yet know whether we will be able to successfully manage the price/volume relationship in the manufacturing arena, to achieve the volume that would be necessary to carry our overhead or to adequately compensate the investment that shareholders have made in us. It is possible that our sales may be hindered by commitments that potential customers may have made to alternative methods of remediation. Even if we are able to sell EKOR(TM) in satisfactoRy quantities and at remunerative prices, our overhead, especially research and development expenses, and our ability to commercialize our other technologies, may involve the risk that we will not be able to achieve a satisfactory return on our capital.


WE HAVE A LIMITED OPERATING HISTORY AND THEREFORE LITTLE HISTORY ON WHICH TO BASE ANY FORECASTS.

         Our limited operations to date have consisted primarily of identifying, monitoring, reviewing and assessing technologies for their commercial applicability and then attempting to market them. We are subject to all of the business risks associated with a new enterprise, including:

         o    risks of unforeseen capital requirements,

         o    failure of the market to accept our products and technologies,

         o competitive disadvantages as against larger and more established companies,

         o the fact that we have incurred significant operating losses through the end of 2000 and will probably incur further losses during the current year,

         o our not having so far obtained any substantial orders for product or orders on which we will make a profit, or to enter into revenue-producing contracts with third parties, and

         o possible financial failure of any projects on which we and our potential working partners may embark.


WE HAVE INCURRED SUBSTANTIAL OPERATING LOSSES AND RISK NEVER MAKING ANY MONEY.

      To date, we have had no significant revenues from operations and, through June 30, 2001, we have incurred losses aggregating $45,094,401. An investor in our shares must take the risk that we will never be profitable. None of our products and technologies has ever been utilized on a large-scale commercial basis. Our ability to generate revenues, not to speak of achieving profits, will depend on a variety of factors, many of which are outside our control, including:

         o    size of market,

         o    competition,

         o extent of patent and intellectual property protection afforded to our products,

         o cost and availability of raw material and intermediate component supplies,

         o changes in governmental (including foreign governmental) initiatives and requirements,

         o    changes in domestic and foreign regulatory requirements,

         o costs associated with equipment development, repair and maintenance, and

         o the ability to manufacture and deliver products at prices that exceed our costs.

Even if at some point we begin to generate revenues, our ability to record net income will be impacted adversely to the extent of $1,610,000 annually by amortization of intangible assets, in addition to other costs.


YOU FACE SUBSTANTIAL DILUTION OF YOUR EQUITY OWNERSHIP PERCENTAGE IF MORE OF OUR CONVERTIBLE DEBENTURES ARE CONVERTED, IF MORE OF OUR OUTSTANDING WARRANTS AND OPTIONS ARE EXERCISED, OR IF MORE OF THE SHARES THAT WE HAVE ISSUED IN THE WOODWARD LLC OR IN OTHER FINANCINGS ARE REPRICED.

      The extent to which your equity ownership percentage will be diluted as a result of debenture conversions, warrant and option exercises, and "repricing" of previously issued shares depends on the market price of our outstanding stock, so that each decline in the market price of our outstanding shares creates the risk of further dilution.

WARRANTS AND DEBENTURES

      As part of our 1997 and 1998 convertible debenture financings as well as in connection with our 1999 and 2000 common stock financings, we issued warrants to purchase shares of our common stock, of which warrants to purchase up to an aggregate of 950,000 shares remain outstanding. In addition, at June 30, 2001 we had outstanding or were committed to issue other warrants and options, mostly held by our present or former directors, officers and consultants, to purchase up to 2,153,000 shares pursuant to warrants and 1,387,500 shares pursuant to options. Most of our previously outstanding convertible debentures have by now been paid or converted, but we may have to issue up to 1,500,000 additional shares if the holders decide to convert the remaining $3,000,000 principal amount of convertible debentures.

REPRICING PROVISIONS

      Holders of our common shares are subject to the risk of additional and substantial dilution due to repricing provisions. The agreements pursuant to which we raised $6,315,790, $10,000,000 and $3,000,000 from Woodward LLC in March 2000, April 2000, and March 2001 were modified in May 2001. All of these agreements, as modified by a May 2001 modification agreement, contain repricing provisions that require us to issue additional shares in the proportion to which the outstanding shares of our common stock trade during specified time periods at prices below the target price of $3.76 per share. In addition, the modification agreement changed the exercise prices in the warrants for 700,000 shares to be issued by us to Woodward LLC to $4.00 per share. Also, we are in the final stages of negotiating with another investor the payment by that investor of $2,500,000 for the issuance to that investor of 5,000,000 shares of our common stock, subject to repricing provisions.

      As of the date of this Prospectus, we have already issued to Woodward LLC an aggregate of 4,372,934 additional shares with respect to all of the March 2000 financing and a portion of the April 2000 financing. For the Woodward LLC financings of April 2000 and March 2001, there remain eight monthly repricing periods beginning in September 2001. Because the repricing is based on the $3.76 target price compared to actual market prices of shares, it is impossible to predict exactly how many more shares we will need to issue to Woodward LLC.

      We have calculated some hypothetical examples of potential dilution, taking into account the combined impact of the repricing provisions for the Woodward LLC shares, the shares issuable on conversion of debentures and the shares issuable on the exercise of warrants or options, but not any shares that might be issuable pursuant to the repricing provisions in the agreement that we are negotiating with a new investor, which was referred to above. Assuming an average market price of $3.00 per share for the eight remaining monthly repricings, we would need to issue by the end of April 2002 a total of 4,716,571 shares or 8.58% of the aggregate number of the hypothetically then outstanding shares. Assuming an average market price of $2.00 per share for the eight remaining monthly repricings, we would need to issue by the end of April 2002 a total of 5,858,000 shares, or 10.43% of the aggregate number of the hypothetically then outstanding shares. Assuming an average market price of $1.00 per share for the eight remaining monthly repricings, we would need to issue by the end of April 2002 a total of 9,248,000 shares, or 15.53% of the aggregate number of the hypothetically then outstanding shares. Assuming an average market price of $0.45 per share for the eight remaining monthly repricings, we would need to issue by the end of April 2002 a total of 22,066,667 shares, or 30.5% of the aggregate number of the hypothetically then outstanding shares.

OVERALL DILUTION TO MARKET PRICE AND RELATIVE VOTING POWER OF PREVIOUSLY ISSUED COMMON STOCK

      The issuance of common shares pursuant to the repricing provisions of the Woodward LLC financings may result in substantial dilution to the equity interests of other holders of our common shares. Specifically, the issuance of a significant amount of additional common shares would result in a decrease of the relative voting control of our common shares issued and outstanding prior to the repricings. Furthermore, public resales of common shares following the repricings likely would depress the prevailing market price of our common stock. Even prior to the time of actual repricings and public resales, the market "overhang" resulting from the mere existence of our obligation to honor such repricings could depress the market price of our common shares.


INCREASED POTENTIAL FOR SHORT SALES

      Downward pressure on the market price of our common shares that likely would result from sales of our common shares issued pursuant to repricing provisions could encourage short sales of our common shares by investors. Material amounts of such short selling could place further downward pressure on the market price of our common shares.


LIMITED EFFECT OF RESTRICTIONS ON EXTENT OF CONVERSIONS AND REPRICINGS

      The holders of our convertible debentures are prohibited from converting their debentures into more than 4.99% of our then outstanding common shares. Also, Woodward LLC is similarly prohibited from exercising its repricing rights if they result in Woodward LLC owning more than 9.99% of our then outstanding common shares. These restrictions, however, do not prevent the debenture holders or Woodward LLC from either waiving these limitations or selling some or most of the shares that they might then own and converting or accepting additional common shares. In this way, the debenture holders and Woodward LLC could sell more than 4.99% and 9.99%, respectively, of outstanding shares in a relatively short time frame while never holding more that 4.99% and 9.99%, respectively, at one time.

WE FACE UNKNOWN ENVIRONMENTAL LIABILITY RISKS, AND WE DON'T CARRY ENVIRONMENTAL LIABILITY INSURANCE; THE SUCCESSFUL ASSERTION AGAINST US OF ENVIRONMENTAL LIABILITY COULD PUT US OUT OF BUSINESS.

         Our radioactive containment material technology is subject to numerous national and local laws and regulations relating to the storage, handling, emission, transportation and discharge of materials of that type, and the use of specialized technical equipment in the processing of that type of material. There is always the risk that our containment material might fail to perform as expected or be mishandled, or that there might be equipment or technology failures; the failures could result in significant claims for personal injury, property damage, and clean-up or remediation. Any claims against us could have a material adverse effect on us. We do not presently carry any environmental liability insurance, and we may be required to obtain insurance like that in the future in amounts that we can't presently determine. Environmental liability insurance, even if obtained, will likely not provide coverage against all claims, which might be greater than any coverage that we might obtain. Thus, the successful assertion of environmental liability could put us out of business.

WE MAY BE SUBJECT TO SIGNIFICANT COMPETITION AND THE EXISTENCE OR DEVELOPMENT OF PREFERRED TECHNOLOGIES, WHICH MAY KEEP US FROM SELLING OUR PRODUCTS AND TECHNOLOGIES AT A PROFIT OR AT ALL.

      Any one or more other enterprises not presently known to us may develop technologies or products that are as good as or superior to ours, significantly underprice our products and technologies, or more successfully market existing or new competing products and technologies. In the near term, we project that the primary markets for our products and technologies will be principally chemical manufacturing companies and radioactive contamination containment, remediation and transportation organizations. Similarly, we expect midterm markets to continue in these industries. We have limited experience in marketing our products and technologies and, other than in connection with EKOR(TM), we intend to rely on licenses to and joint ventures with chemical and other companies for the marketing and sale of our technologies. In contrast, other private and public sector companies and organizations have substantially greater financial and other resources and experience than we do. Competition in our business segments is typically based on product recognition and acceptance, price, and marketing and sales expertise and resources.


OUR PROPRIETARY TECHNOLOGY AND PATENTS MAY NOT GIVE US ADEQUATE PROTECTION, SO THAT OTHERS MAY BE ABLE TO DEVELOP SIMILAR TECHNOLOGIES OR MAY NOT ALLOW US TO APPLY OUR TECHNOLOGIES, EITHER AT ALL OR WITHOUT PAYING LICENSE FEES.

      Of our present technologies, U.S. patent protection has been sought for the EKOR(TM)compound material; for HNIPU, modified polyurethane; for LEM, a synthetic rubber; and for a powdered metallurgy technology. Foreign patent protection has been sought for a coatings and a continuous combustion synthesis technology. On March 23, 1999, EAPS, the Russian organization from which we obtained the license for the EKOR(TM)technology, received a patent on the process for the manufacture of the EKOR(TM)compound from the U.S. Patent and Trademark Office, Patent No. 3,886,060. We also own U.S. Patent No. 5,880,203 issued on March 9, 1999 for adhesive composition. Nevertheless, there are risks that:

         o one or more of our pending or future patent applications will not be approved;

         o we may not be able to develop any additional proprietary technology that is patentable;

         o patents that are issued to us will not provide us with competitive advantages;

         o patents, if obtained, may be successfully challenged by third parties;

         o patents of others may have an adverse effect on our ability to conduct our business; and

         o one or more of our technologies may infringe on the patents of others.

By the same token, others may independently develop technologies that are similar or superior to ours that duplicate one or more of our processes, or that design around any technology that is patented by us.

      It is possible that we may need to acquire licenses to, or to contest the validity of, issued or pending patents of third parties relating to our products. In situations like that, any license under conflicting patents of third parties might not be made available to us on acceptable terms, if at all, or that we would prevail in any contest involving our patents. We could incur substantial costs in defending ourselves in suits brought against us on our patents or in bringing patent suits against other parties.

      We also rely on trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with our prospective working partners and collaborators, employees and consultants. There is always the risk that these agreements will be breached, that we might not have adequate remedies for any breach, or that our trade secrets and proprietary know-how will otherwise become known or be independently discovered by others.

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE WIDELY AS A RESULT OF NET LOSSES AND OUR NOT HAVING AS YET GENERATED ANY SUBSTANTIAL REVENUES FROM OPERATIONS, AND THUS YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES AT A PRICE CLOSE TO THE PRICE OF THE LAST PREVIOUS SALE.

      An investor in our shares may not be able to sell them at a price close to the price of the last previous sale. This is because the market is relatively illiquid. Since September 1, 2000, when our shares became listed and began to trade on the American Stock Exchange, the average daily trading volume has been 180,450 shares and actual sale prices have fluctuated between a low of .41and a high of 6.125. Prices for our common stock will be influenced by many factors, including not only the depth and liquidity of the market for the common stock but also investor perception of us and our products, general economic and market conditions, and the fact that to date we have incurred losses and not generated any substantial operating revenues. The market price of our common stock may also be significantly influenced by factors such as the announcement of new projects by us or our competitors and quarter-to-quarter variations in our results of operations.


ENVIRONMENTAL REGULATION IN VARIOUS COUNTRIES MAY PREVENT THE COST-EFFECTIVE APPLICATION OF SOME OR ALL OF OUR TECHNOLOGIES.

      The manufacture, transport and application of our EKOR(TM) technology and our other materials technologies aNd products incorporating these technologies are subject to U.S., Russian, Ukrainian, Japanese and various Western European environmental safety laws and regulations pertaining to the containment and remediation of radioactive contamination and the toxicity of materials used and the manufacture, transport and application of other materials. Even if a material is certified for specific applications in a particular country, it may not be certified for other applications, and it is possible that one or more countries may in the future adopt more stringent standards that could materially increase our cost of producing and using the EKOR(TM) compound, or preveNt its use altogether, or could prevent or make prohibitively expensive the application of some or all of our other technologies.


WE ARE DEPENDENT ON KEY PERSONNEL AND CONSULTANTS, THE LOSS OF THE SERVICES OF SOME OF WHOM COULD DELAY THE IMPLEMENTATION OF OUR PROGRAM.

         We are substantially dependent upon the services of our eight full-time executive employees and our consultants, each of whom performs a distinct business function, such as finance, sales to a discreet potential market, engineering supervision, or general management. The loss of the services of any one of these executive employees or consultants could delay the implementation of our program until an adequate replacement has been identified and brought up to speed. We do not have "key man" insurance.

                                 USE OF PROCEEDS

      The selling shareholder is offering these shares for its own account. We will not receive any proceeds from any sales. The shares that may be offered are currently unissued shares that the selling shareholder may acquire upon repricings.

                               SELLING SHAREHOLDER

         The Selling Shareholder is Woodward LLC, Corporate Center, West Bay Road, Grand Cayman, Cayman Islands. According to its Statement on Schedule 13G filed with the SEC, Woodward LLC is a Cayman Islands limited liability company the sole director of which is Navigator Management Ltd., a British Virgin Islands company, the sole director of which, we are informed, is David Sims, a resident of the British Virgin Islands. Mr. Sims may, accordingly, be deemed to control Woodward LLC.
The 20,000,000 shares of common stock registered in the registration statement covering shares being offered by the selling shareholder will be sold, if at all, solely by and at the discretion of the selling shareholder. At the date of this Prospectus, Woodward LLC has informed us that they own 5,410, 582 shares of our common stock and 700,000 shares purchasable upon the exercise of immediately exercisable warrants, all of which has been registered for possible sale by Woodward LLC pursuant to previously filed registration statements. As of the date of this Prospectus, the selling shareholder is offering or proposing to offer a total of 25,440,582 shares. In accordance with the SEC's Rule 416(a) under the Securities Act, the Registration Statements also cover a presently indeterminable number of additional shares that may become issuable as a result of the operation of the anti-dilution provisions of the warrants.


                              PLAN OF DISTRIBUTION

      The selling shareholder or its pledgees, donees, transferees or other successors in interest may sell the registered shares from time to time in one or more transactions for their own accounts (which may include block transactions) on the American Stock Exchange. They may also sell them in any other market in which the shares may be traded, in negotiated transactions, through the writing of options on shares (whether or not options are listed on an options exchange), through short sales, sales against the box, puts and calls and other transactions in our securities or other derivatives thereof, or a combination of methods of sale. Any sales that they might make will be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling shareholder may effect transactions by selling shares to or through broker-dealers, including broker-dealers who may act as underwriters, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers of shares for whom broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling shareholder may also sell shares pursuant to Rule 144 under the Securities Act or pledge shares as collateral for margin accounts, and the shares could be resold pursuant to the terms of the respective accounts. The selling shareholder and any participating brokers and dealers may be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act.

      In order to comply with some state securities laws, if applicable, the shares may not be resold in a particular state unless the securities have been registered or qualified for sale in that state or an exemption from registration or qualification is available and complied with. We will have no obligation to register or qualify the shares for sale in any state and have no intention to do so.

      We have agreed to bear all expenses, other than selling commissions and fees, in connection with the Securities Act registration and sale of the shares being offered by the selling shareholder.

                          DESCRIPTION OF CAPITAL STOCK

      Our authorized capital consists of 100,000,000 shares of common stock, par value $.00025 per share, and 5,000,000 shares of "blank check" preferred stock, par value $0.01 per share. As of March 31, 2001, there were outstanding 52,793,761 shares of common stock and no shares of blank check preferred stock. Below is a summary description of the material provisions of our capital stock:

COMMON STOCK

      We are authorized to issue 100,000,000 shares of common stock. All the issued and outstanding shares of common stock are validly issued, fully paid and non-assessable. Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holders of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all shareholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to our offerings of shares of our common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefor. It is our present intention to retain earnings, if any, for use in our business. Dividends are, therefore, unlikely in the foreseeable future.

BLANK CHECK PREFERRED STOCK

      Pursuant to our Articles of Incorporation, our Board is authorized to issue, without any action on the part of our shareholders, up to 5,000,000 shares of "blank check" preferred stock. The Board has authority to divide the blank check preferred stock into one or more series and has broad authority to fix and determine the relative rights and preferences, including the voting rights of the shares of each series. The blank check preferred stock could be used as a method of discouraging, delaying or preventing a change in control of the Company or be used to resist takeover offers opposed by the management. For instance, the Board could create impediments to or frustrate persons seeking to take us over or otherwise gain control of us by causing shares of blank check preferred stock with voting or conversion rights to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board determines not to be in our best interest. In addition, our ability to issue shares of blank check preferred stock with voting or conversion rights might be considered a threat to dilute the stock ownership that might be acquired by a person or entity that might consider making a takeover bid. We have never actually issued any preferred shares, have no plans at this time to issue any preferred shares, and have no knowledge of any person or entity considering a takeover bid.

TRANSFER AGENT

      The Transfer Agent for the common stock is Interwest Transfer Co., Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117, Phone 801-272-9294, Fax 801-277-3174.


        ADDITIONAL INFORMATION AND INFORMATION INCORPORATED BY REFERENCE

      We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). The reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at 5757 Wilshire Boulevard, Los Angeles, California 90036; and at the New York Regional Office of the SEC, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

      We are specifically incorporating by reference into this Prospectus:

         o Our annual report on Form 10-K for 2000, as originally filed with the SEC and as amended, which contains audited financial statements for that year and certain prior periods

         o Our quarterly reports on 10Q for the quarters ended March 31, 2001 and June 30, 2001, as filed with the SEC

         o All future reports and proxy statements that we may file before the termination of this offering pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934

      We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register under the Securities Act the common stock offered hereby. This Prospectus does not contain all of the information set forth in the registration statement or in the exhibits to it, certain portions of which may have been omitted as permitted by the rules and regulations of the SEC. You may obtain from the SEC at its principal office in Washington, D.C. upon payment of the fees prescribed by the SEC a copy of any contract or other document referred to in this Prospectus or in any document incorporated herein by reference that has been filed as an exhibit to the registration statement or such document.

      Our registration statement on Form S-3, including exhibits, as well as any reports, proxy statements and other information filed under the Exchange Act, can also be obtained electronically after we have filed them with the SEC through a variety of databases, including, among others, the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") program, Knight-Ridder Information, Inc., Federal Filings/Dow Jones and Lexis/Nexis. Additionally, the SEC maintains a Website (at http://www.sec.gov) that contains information regarding us.

      Any statement contained herein, or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the registration statement or Prospectus. The information in this Prospectus should be read together with the information and financial statements (including notes thereto) that appear or will appear in the documents referred to above as incorporated herein by reference. This Prospectus incorporates documents by reference that are not presented herein or delivered herewith. These documents (other than exhibits thereto) are available without charge, upon written or oral request by any person to whom this Prospectus has been delivered, from the Secretary, Eurotech, Ltd., 10306 Eaton Place, Suite 220, Fairfax, Virginia 22030, (703) 352-4399 or by e-mail at eurotech@eurotechltd.com.

================================================================================


We have not authorized any dealer, sales representative or other person to tell you anything about us that is not contained or incorporated by reference in this Prospectus. If anybody pretends to give you any other information about us, you should not rely on it. This Prospectus does not constitute an offer of any securities other than those described in it. It also does not constitute an offer to sell, or a solicitation of an offer to buy, any security to any person in any place where such offer or solicitation would be illegal.



--------------------------------------------------------------------------------



                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary........................................................  3
Risk Factors..............................................................  6
Use of Proceeds...........................................................  11
Selling Shareholder.......................................................  12
Plan of Distribution......................................................  12
Description of Capital Stock..............................................  12
Additional Information and Information Incorporated by Reference..........  13

--------------------------------------------------------------------------------



================================================================================






                                 EUROTECH, LTD.


                        20,000,000 SHARES OF COMMON STOCK

--------------------------------------------------------------------------------

                                   PROSPECTUS
                                  August , 2001
================================================================================

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate of the expenses that we expect to incur specifically in connection with this registration. We will pay all of these expenses, and the selling shareholders will not pay any of them.

          Registration fees                           $ 2,550.00
          Legal fees and disbursements                 20,000.00
                                                      -----------
                  Total                               $22,550.00
                                                      ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provides that we shall, to the full extent permitted by Section 29-304 of the District of Columbia Business Corporation Act, as from time to time amended and in effect, indemnify any and all persons whom we have the power to indemnify under said section. Section 29-304 of the Business Corporation Act grants to us the power to indemnify any and all of our directors or officers or former directors or officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties or a party, by reason of being or having been directors or officers or a director or officer of ours, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person is adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification is not deemed to be exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders or otherwise. The foregoing provisions of our Articles of Incorporation may reduce the likelihood of derivative litigation against our directors and officers for breaches of their fiduciary duties, even though such action, if successful, might otherwise benefit us and our shareholders.

      In addition, our Bylaws provide for the indemnification and exculpation of directors and officers. The specific provisions of the Bylaws related to indemnification and exculpation are as follows:

                                   ARTICLE VII
                                 INDEMNIFICATION

                  No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

      We have obtained an officers' and directors' liability insurance policy that will indemnify officers and directors for losses arising from any claim by reason of a wrongful act under certain circumstances where we do not indemnify such officer or director, and will reimburse us for any amounts where we may by law indemnify any of our officers or directors in connection with a claim by reason of a wrongful act.

ITEM 16. EXHIBITS

      The Exhibits shown in the attached Exhibit Index are either filed herewith or incorporated herein by reference to such Exhibits filed with other documents, as indicated in that Exhibit Index.

ITEM 17. UNDERTAKINGS.

(a)   RULE 415 OFFERING

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any securities being registered which remain unsold at the termination of the offering.

(b)   INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

      The undersigned hereby undertakes that, for purposes of determining liabilities under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide public offering thereof.

(h)   REQUEST FOR ACCELERATION OF EFFECTIVE DATE

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions summarized in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it met all the requirements for filing on Form S-3 and has duly caused this registrantion statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Virginia, on August 15, 2001.

                                          EUROTECH, LTD.

                                          By: /s/ Don V. Hahnfeldt
                                              ----------------------------------
                                              Don V. Hahnfeldt
                                              President and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                 Person                           Capacity                                  Date
                 ------                           --------                                  ----


/s/ Chad A. Verdi                       Chairman of the Board of Directors              August 15, 2001
 --------------------------------
    Chad A. Verdi


/s/ Don V. Hahnfeldt                     Director, President, Chief Executive Officer   August 15, 2001
 --------------------------------
    Don V. Hahnfeldt


/s/ Randolph A. Graves, Jr.              Director                                       August 15, 2001
---------------------------------
    Randolph A. Graves, Jr.


/s/ Leonid Khotin                        Director                                       August 15, 2001
---------------------------------
    Leonid Khotin


/s/ Simon Nemzov                        Director                                        August 15, 2001
---------------------------------
Simon Nemzow


/s/ Jon W. Dowie                        Treasurer, Chief Financial and Accounting       August 15, 2001
---------------------------------       Officer
    Jon W. Dowie






                                 EUROTECH, LTD.
                                    FORM S-3
                                  EXHIBIT INDEX

------------------ -------------------------------------------------------------------------- ---------------
                                                                                                 Location
   Exhibit No.                                    Description                                   Reference
------------------ -------------------------------------------------------------------------- ---------------
 1                 Not applicable

 2                 Not applicable

 4                 Not applicable

 5                 Opinion of Leonard Hurt Frost Lilly & Levin PC                                          *

 8                 Not applicable

12                 Not applicable

15                 Not applicable

23.1               Consent of Grassi & Co PC                                                               *

23.2               Consent of Leonard Hurt Frost Lilly & Levin PC (included in Exhibit 5)                  *

24                 Power of Attorney (included in signature page of original registration statement)
25
                   Not applicable
26
                   Not applicable
27
                   Not applicable
------------------ -------------------------------------------------------------------------- ---------------

Legend:
------

-------------- ----------------------------------------------------------------------------------------------
*              To be filed by amendment
-------------- ----------------------------------------------------------------------------------------------